UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2016

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction	(Commission File Number)	(I.R.S Employer
of incorporation)		Identification No.)

2190 Dividend Dr., Columbus, Ohio	43228
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (614) 388-8908

Intellinetics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

2016 Annual Meeting of Stockholders

On July 11, 2016, Intellinetics, Inc., a Nevada corporation (the “Company”), held its 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). A total of 16,794,992 shares of Common Stock, par value $.001 per share, were issued and outstanding on May 13, 2016, the record date for the 2016 Annual Meeting, and were entitled to vote thereat, of which 12,517,701 shares were present, in person or by proxy, for Proposal 2, and 11,211,562 shares were present, in person or by proxy, for Proposal 1, thus constituting a quorum for all purposes at the 2016 Annual Meeting.

Set forth below are the voting results on each of the three proposals submitted to and voted upon by the stockholders at the 2016 Annual Meeting, which proposals are described in the Company’s Proxy Statement for the 2016 Annual Meeting:

Proposal 1:	Election of Directors

The following nominees were elected as directors, each to serve for a term of one year and until his or her successor is duly elected and qualified, by the vote set forth below:

	For	Withheld
Matthew L. Chretien	11,175,848	35,714
Rye D’Orazio	11,175,848	35,714
Robert C. Schroeder	11,154,063	57,499
Sophie Pibouin	9,609,948	1,601,614
Murray Gross	11,140,134	70,888

Proposal 2:	Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment by the Audit Committee of GBQ Partners LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified, by the vote set forth below:

For	Against	Withheld
12,517,701	0	35,714

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLINETICS, INC.

	By:	/s/ Matthew L. Chretien
Matthew L. Chretien
President and Chief Executive Officer

Dated: July 15, 2016